                              EMPLOYMENT AGREEMENT

         MEMORANDUM OF AGREEMENT made as of the 1st day of December 2000

                                 B E T W E E N:

    H. HOWARD COOPER, a businessman residing in Steamboat Springs, Colorado,

                       (Hereinafter called the "Employee")

                               OF THE FIRST PART,

                                     - And -

                             TETON PETROLEUM COMPANY
                A company incorporated under the laws of Ontario,

                       (Hereinafter called the "Company"),

                               OF THE SECOND PART.

     IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the parties hereto covenant and agree as follows:

1.                APPOINTMENT OF EMPLOYEE

1.1  The Company hereby appoints the Employee to provide managerial, administrative and consulting services to the Company in connection with the business carried on and to be carried on by the Company as the Company shall from time to time require, and, in particular, the Employee shall, without limiting the generality of the foregoing, provide his services to the Company, on the terms and subject to the conditions as hereinafter provided and the
Employee shall so provide his services to the Company.

1.2 H. Howard Cooper shall be the President of the Company.The Employee shall:

         (a)      Perform such duties and exercise such powers, as are usually performed by the President of a corporation carrying on
                  business similar to the Company, including supervising the
                  Company's activities and the day-to-day  business and affairs of the Company; and

         (b)      Shall hold such office and perform such duties and exercise such powers in addition to and/or in place of those referred to in clause 1.2(a) as may from time to time be  assigned  to him by the board of directors of the Company, or vested in him by resolution or by-law of the Company,

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The foregoing being subject always to the control and direction of the board of directors of the Company, and in that connection, the Employee shall report to the board of directors of the Company from time to time.

1.3 The Employee shall be based at the Company's corporate office in the
Steamboat Springs, Colorado area, but shall from time to time travel to such other locations outside the Steamboat Springs, Colorado area, for such periods as required in the performance of his duties hereunder.

2.                TERM

2.1 the term of this agreement shall be for a period of two years from the date hereof. This agreement shall be thereafter automatically renewed and continued
from year to year, at such fees as may be agreed to by the Company and the
Employee ninety days prior to expiry of the term hereof, unless terminated upon ninety (90) days prior notice by either party.

3.                AFFAIRS OF THE COMPANY

3.1 The Employee shall devote substantially all of his time to the business and affairs of the Company having regard to the Employee's position and duties and the nature of the Company's operations; provided that the Employee shall be entitled to vacations in each calendar year at such times and for such duration as the board of directors may from time to time mutually determine.

3.2 The Employee shall well, faithfully serve the Company during the continuance of this agreement and promote the interests of the Company.

4.                REMUNERATION AND EXPENSES

4.1 The Employee shall be paid an aggregate fee at the rate of US$17,500 in respect of each month during the term hereof. The fee shall be paid in advance on the first day of each month. The Employee shall be entitled to participate in the Company's executive incentive plan upon implementation.

4.2 The Company shall reimburse the Employee for all documented reasonable administrative, traveling, promotional and other expenses actually and properly incurred in connection with the Employee carrying out the duties provided in clause 1.2.

5.                TERMINATION

5.1 In the event that, without the prior written consent of the Employee, the
Company terminates or is deemed to terminate this agreement at any time regardless of the reasons for such termination or deemed termination, other than for criminal conviction, death, disability, incapacity, bankruptcy, insolvency, gross negligence, gross dereliction of duty or gross misconduct, the Employee shall be paid a lump sum severance payment equal to the fees to be paid to the
Employee pursuant to clause 4.1 hereof in respect of three (3) months fees, based on the fees being paid to the Employee as at the date of termination.

5.2 Notwithstanding the provisions of section 2.1 and 5.1, this agreement may be terminated without notice or compensation to the Employee in the event of criminal conviction, death, disability, incapacity, bankruptcy, insolvency,

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gross negligence, gross dereliction of duty or gross misconduct by the Employee.

6.                OFFICE FACILITIES, ETC.

6.1 The Employee shall provide the Employee with the appropriate office facilities, secretarial staff, telephone and other administrative equipment
(collectively the "Resources") necessary to facilitate the Employee's performance of his duties under this agreement.

7.                SERVICES NOT EXCLUSIVE

7.1 It is understood and agreed that the Employee may act for and render
Consulting and advisory services to other persons, firms and companies during the term of this agreement to the extent time permits.

8.                INTERPRETATION

8.1 Whenever used in this agreement, unless there is something in the subject matter or context inconsistent therewith, the words and terms "this agreement",
"herein", "hereto", "hereby", "hereunder", "hereof" and similar expressions refer to this agreement and not to any particular clause, sub clause, section, subsection or paragraph or other portion hereof, and include amendments hereto, any agreement which is supplementary to or in amendment or confirmation of this agreement and any schedules hereto or thereto.

8.2 Whenever used in this agreement, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

8.3 Time shall in all respects be of the essence of this agreement.

8.4 The insertion of headings and the division of this agreement into articles and sections are for convenience and reference only and shall not affect the interpretation hereof.

8.5 This agreement shall be governed by and construed in accordance with the laws of the State of Colorado and the laws of the United States applicable therein and the parties hereby attorney to the jurisdiction of the courts of the
State of Delaware.

8.6 If any question, difference or dispute shall arise between the parties or any of them in respect of any matter arising under this agreement or in relation to the construction hereof the same shall be determined by the award of three arbitrators to be named as follows:

         (a)      The party or parties sharing one side of the dispute shall name an arbitrator and give notice thereof to the party or parties sharing the other side of the dispute;

         (b)      The party or parties sharing the other side of the dispute shall, within 14 days of receipt of the notice, name an
                  arbitrator; and

         (c)      The two arbitrators so named shall, within 15 days of the
                  naming of the latter of them, select a third arbitrator.

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The decision of the majority of these arbitrators shall be made within 30 days after the selection of the latter of them. The expense of the arbitration shall be borne equally by the parties to the dispute. If the parties on either side of the dispute fail to name their arbitrator within the time limited to proceed with the arbitration, the arbitrator named may decide the question. The arbitration shall be conducted in accordance with the provisions of the relevant arbitration legislation as amended, and the decision of the arbitrator or a majority of the arbitrators, as the case may be, shall be conclusive and binding upon all parties. The place of arbitration shall be Steamboat Springs, Colorado,
United States of America.

9.                MISCELLANEOUS

9.1 Any notice, document or other communication required or permitted by this agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid ordinary mail posted in the
United States of America, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

         (a)      To the Employee, at:

                  Suite 7
                  2135 Burgess Creek Road
                  Steamboat Springs, Colorado
                  U.S.A.  80477

                  Fax: (970) 870-1416

         (b)      To the Company, at:

                  Suite 7
                  2135 Burgess Creek Road
                  Steamboat Springs, Colorado
                  U.S.A.  80477
                  Attention:  The President
                  -------------------------
                  Fax: (970) 870-1416

Notice so mailed shall be deemed to have been given on the third business day after deposit in a post office or public letterbox. Neither party shall mail any notice, request or other communication hereunder during any period in which
United States postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from time to time notify the others in the manner provided herein of any change of address, which thereafter, until changed by like notice, shall be the address of such party for all purposes, hereof.

9.2 The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

9.3 This agreement sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or

                                      -5-

written, of the parties hereto, and there are no warranties, representations or other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver or termination of this agreement shall be binding unless executed in writing by the party to be bound thereby.

9.4 No delay or failure of any party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a party to or any waiver by a party of any breach of any provision of this agreement shall not constitute a consent to or waiver of any subsequent, further or other breach of the provisions of this agreement.

9.5 In case any one or more of the provisions contained in this agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this agreement shall not in any way be affected or impaired thereby, and any such invalid, illegal or unenforceable provision shall be deemed to be sever able, and the remainder of the provisions of this agreement shall nevertheless remain in full force and effect.

9.6 This agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

10.               NON-ASSIGNABILITY AND ENUREMENT

10.1 Neither this agreement nor any rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other party. Subject thereto, this agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have hereunto duly executed this agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED)
In the presence of)
                                                        )
                                                        )
Witness) H. Howard Cooper

                                            TETON PETROLEUM COMPANY

                                            Per:
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